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                                                        Exhibit 21.1

                        WALKER INTERACTIVE SYSTEMS, INC.
                                   FORM 10-K
                                  SUBSIDIARIES

Walker Interactive Systems Pty. Limited          Australia
Walker Interactive Systems (Hong Kong) Limited   Hong Kong
Walker Interactive (Singapore) Pte. Limited      Singapore
Walker Interactive Products International, Inc.  United States Business
Consulting Solutions, Inc.                       United States
Global Business Solutions Holdings, Inc.         United States
Revere, Inc.                                     United States
Walker Solutions Group, Limited                  United Kingdom
Walker Financial Solutions Limited               United Kingdom
Global Business Consulting Solutions, Inc.       United States
Revere International PLC                         United Kingdom
Revere International Limited                     Ireland
Revere Canada, Inc.                              Canada

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